UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2014

On Assignment, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-20540	95-4023433
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
26745 Malibu Hills Road
Calabasas, CA 91301
(Address, including zip code, of Principal Executive Offices)
Registrant's telephone number, including area code: (818) 878-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     On May 15, 2014, the Compensation Committee of the Board of Directors of On Assignment, Inc. (the “Company”) approved annual grants of restricted stock units (“RSUs”) to executives of its Apex Systems, Inc. (“Apex”) subsidiary. Randolph C. Blazer, President of Apex, and Theodore S. Hanson, Chief Financial Officer of Apex, received 12,539 RSUs each on May 15, 2014. The RSU grants were made pursuant to the Company’s 2010 Incentive Award Plan, as amended (the “Plan”). The vesting of these grants is split between time vesting and performance-based vesting as follows:

(a)
Time-Vesting Portion: 60% of each RSU grant shall vest based on the passage of time (the “Time-Vesting RSUs”), with one-third of the Time-Vesting RSUs vesting on each of the first three anniversaries of May 15, 2014, contingent upon the executive’s continued service to the Company through each vesting date.

(b)
Performance-Vesting Portion: 40% of each RSU grant will vest in equal one-third installments on each of the first three anniversaries of May 15, 2014, contingent upon (x) the executive’s continued service to the Company through each vesting date and (y) the attainment of annual performance targets for each third established by the Compensation Committee (the “Performance-Vesting RSUs”). If the annual performance target is not attained in full for any third of the Performance-Vesting RSUs, then any portion which fails to vest will roll forward for one year only and will be added to the installment scheduled to vest on the next following anniversary of the Grant Date. Vesting of such carried-forward portion will be determined in the subsequent year by reference to the attainment of the performance targets applicable to such subsequent year.

On May 19, 2014, the Compensation Committee approved an additional grant of RSUs for Mr. Blazer. The grant date will be June 15, 2014, and the number of RSUs to be granted will be determined by dividing $260,000 by the fair market value of the Company’s common stock (as defined in the Plan, this is the closing price on the grant date). The vesting schedule, split between time and performance-based vesting, and performance target requirements will be identical to the RSUs granted on May 15, 2014.

The foregoing description of the RSU grants is not complete and is qualified in its entirety by reference to the Forms of the Company’s Restricted Stock Unit Award Grant Notice and Agreement and Performance-Based Restricted Stock Unit Award Notice and Agreement under the Plan, furnished as exhibits herewith.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1
Form of the Company's Restricted Stock Unit Award Grant Notice and Agreement under the Plan (incorporated by reference from Exhibit 10.2 of the Current Report on Form 8-K filed with the SEC on December 18, 2012)

10.2
Form of the Company’s Performance-Based Restricted Stock Unit Award Notice and Agreement under the Plan (incorporated by reference from Exhibit 10.1 of the Current Report on Form 8-K filed with the SEC on January 3, 2014)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Assignment, Inc.

Date: May 21, 2014	/s/ Jennifer Hankes Painter
Jennifer Hankes Painter
VP, General Counsel and Secretary